Exhibit 10.20
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 13, 2007, by and between BISON CAPITAL AUSTRALIA, L.P., a Delaware limited partnership (“Bison”), and GENERAL FINANCE CORPORATION, a Delaware corporation (the “Company”).
RECITALS
     A. The Company, Bison, GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation, GFN AUSTRALASIA FINANCE PTY LIMITED, a company organized under the laws of Australia (“GFN Finance”), and GFN AUSTRALASIA HOLDINGS PTY LTD, a company organized under the laws of Australia, are parties to that certain Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”) pursuant to which, among other things, on the date hereof, (i) GFN Finance is issuing and selling to Bison, and Bison is purchasing from GFN Finance, a Secured Senior Subordinated Promissory Note Due 2013 in the principal amount of AUD$20,000,000 and (ii) the Company is issuing and selling to Bison, and Bison is purchasing from the Company warrants to purchase 500,000 shares of Common Stock for a purchase price of USD$8.00 per share.
     B. The execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. DEFINITIONS. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings set forth in the Purchase Agreement. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings specified below:
     “Agreement” shall have the meaning specified in the preamble.
     “Bison” shall have the meaning specified in the preamble.
     “Bison Indemnified Party” shall have the meaning specified in Section 4.1.
     “Board” shall have the meaning specified in Section 2.1(f).
     “Company” shall have the meaning specified in the preamble.
     “Deferral Period” shall mean sixty (60) days or, if the event resulting in the Deferral Period is an acquisition or sale that has not been publicly announced, or for which financial statements would have to be included in the Registration Statement which are not (or are not anticipated to be) available as of the filing or effectiveness of the Registration Statement, sixty (60) days following the date such sale is publicly announced or the date such financial statements are available.

     “Demand Registration” shall have the meaning specified in Section 2.1(a).
     “Demanding Holders” shall mean Bison or, if Bison does not hold a majority of the Registrable Securities at any time, the holders of a majority of Registrable Securities then outstanding.
     “Effective Date” shall mean the date the Registration Statement has been declared effective by the SEC.
     “Effectiveness Deadline” shall mean the date which is 180 days after the Company’s receipt of a request for a Demand Registration.
     “Filing Deadline” shall have the meaning specified in Section 3.1(a).
     “GFN Finance” shall have the meaning specified in the recitals.
     “Indemnified Party” shall have the meaning specified in Section 4.3.
     “Indemnifying Party” shall have the meaning specified in Section 4.3.
     “Initiating Holders” shall have the meaning specified in Section 2.2(c)(i).
     “Maximum Number of Shares” shall have the meaning specified in Section 2.1(d).
     “Piggy-Back Registration” shall have the meaning specified in Section 2.2(a).
     “Purchase Agreement” shall have the meaning specified in the recitals.
     “Register”, “registered” and “registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the applicable rules and regulations thereunder, and such Registration Statement becoming effective.
     “Registrable Securities” shall mean, collectively, any and all Shares (assuming a “net” exercise of the Warrants) and any other shares of Common Stock or other securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities shall have been declared effective under the Securities Act and such securities shall have been sold pursuant to such Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act, (iii) such securities may be sold pursuant to Rule 144(k) (or any successor provisions); or (iv) such securities shall have ceased to be outstanding. For avoidance of doubt, at such time as the “net” exercise of the Warrants would result in shares that could be sold immediately under Rule 144(k) (or successor provision), there shall no longer be any Registrable Securities.

     “Registration Statement” shall have the meaning specified in Section 3.1(a).
     “Required Minimum” shall mean 200,000 shares, subject to pro rata adjustment for any stock split, reverse stock split or stock dividend after the date hereof.
     “Shares” shall mean any and all shares of Common Stock issued or issuable upon exercise of, or otherwise under, the Warrants (including, without limitation, any Warrant Shares or other shares issued as an “anti-dilution” or other adjustment thereunder). The holder of any Warrant or any portion thereof shall be deemed to be the holder of the shares of Common Stock issuable upon exercise of such Warrant and, to the extent such shares of Common Stock constitute Registrable Securities, such holder shall be deemed to be the holder of such Registrable Securities.
     “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.
     “Warrant” or “Warrants” shall mean the “Bison Warrant” as such term is defined in the Purchase Agreement and any other warrant issued to Bison by the Company (if any).
2. REGISTRATION RIGHTS.
     2.1 Demand Registration.
          (a) Request for Registration. At any time and from time to time, the Demanding Holders may make a written request for registration under the Securities Act of at least the Required Minimum of their Registrable Securities (a “Demand Registration”). Such request for a Demand Registration must specify the number of shares of Registrable Securities proposed to be sold and must also specify the intended method of disposition thereof. Upon any such request, the Demanding Holders shall be entitled to have, and the Company shall use its reasonable best efforts to effect as soon as practicable, their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the proviso set forth in Section 3.1(a). The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 2.1(a).
          (b) Effective Registration. Except in the case of a withdrawal governed by the last sentence of Section 2.1(e), a registration will not count as a Demand Registration until the Registration Statement covering the Registrable Securities that are the subject of such Demand Registration has become effective and the Company has complied with all of its material obligations under this Agreement with respect thereto; provided, however, that, after such Registration Statement has been declared effective, if the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Demand Registration will be deemed not to have become effective during the period of such interference.
          (c) Underwritten Offering. If the Demanding Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Holders shall select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering; provided, however, that any such Underwriter(s) so selected pursuant to this paragraph shall be reasonably acceptable to the Company.
          (d) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders, in writing, that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other shareholders of the Company desire to sell, exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the “Maximum Number of Shares”), then the Company shall include in such registration:
               (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities held by each Demanding Holder, regardless of the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares;
               (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), and subject to any priority rights of any other shareholders of the Company, the shares of Common Stock that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;
               (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to any other registration rights agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and
               (iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.
          (e) Withdrawal. If the Demanding Holders or any of them disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of their request to withdraw prior to the effectiveness of the Registration Statement. If the Demanding Holders or any of them withdraw from a proposed offering relating to a Demand Registration and, solely as a result of such withdrawal the Registration Statement is withdrawn prior to being declared effective, such registration shall count as a Demand Registration provided for in Section 2.1(a) unless the withdrawing Demanding Holders pay their pro rata share (based upon the number of shares to be included in such Registration Statement) of the expenses incurred in connection with such Registration Statement.
          (f) Notwithstanding the foregoing, if the Company shall furnish to the holders requesting a Demand Registration pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time and it is therefore advisable to defer the filing of such registration statement, the Company shall have the right to defer the filing of such registration statement for a period of not more than the Deferral Period after receipt of the request of the holder or holders under this Section 2.1; provided , however, that the Company shall not be allowed to exercise this right if the circumstances giving rise to the deferral: (i) would, if consummated, constitute a Default or an Event of Default under the Purchase Agreement or the Secured Senior Subordinated Note, dated as of even date herewith, by GFN Finance as maker to Bison as holder, in the principal amount of AUD$20,000,000 or (ii) existed at the time the Company previously filed a registration statement under the Securities Act with respect to an offering of equity securities, or securities convertible or exchangeable into equity securities, by the Company for its own account or by shareholders of the Company for their account (or by the Company and by shareholders of the Company). Furthermore, the Company shall not be allowed to exercise this right more than two (2) times in any three hundred sixty-five (365)-day period.
     2.2 Piggy-Back Registration.
          (a) Piggy-Back Rights. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities convertible or exchangeable into equity securities, by the Company for its own account or by shareholders of the Company for their account (or by the Company and by shareholders of the Company) other than a registration statement (i) on Form S-4 or S-B (or any substitute or successor form that may be adopted by the SEC), (ii) filed in connection with any Company compensatory or benefits plan or agreement, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for a dividend reinvestment plan; or (v) for equity securities issuable upon the Company’s warrants issued in connection with its initial public offering, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and (y) offer to the holders of Registrable Securities in such notice the opportunity to register such number of shares of Registrable Securities as such holders may request in writing within 15 days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, subject to this Section 2.2, cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the

Company included in such Piggy-Back Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof; provided, however, that the Company shall not be required under this Section 2.2(a) to include any Registrable Securities unless the holders requesting Piggy-Back Registration hereunder enter into an underwriting agreement in customary form with the Underwriter or Underwriters of any such Piggy-Back Registration.
          (b) Reduction of Offering—Company-Initiated Registrations.
               (i) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering of shares for the Company’s account advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other shareholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration:
                    (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;
                    (B) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A) of this clause (i), the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to other outstanding piggy-back registration rights (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such Person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and
                    (C) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B) of this clause (i), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.
          (c) Reduction of Offering—Shareholder-Initiated Registrations.
               (i) If the managing Underwriter or Underwriters for a Piggy-Back Registration initiated by shareholders of the Company pursuant to demand registration rights (“Initiating Holders”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other shareholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration:

                    (A) first, the Registrable Securities as to which demand registration has been requested by the Initiating Holders;
                    (B) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A) of this clause (i), and subject to any priority rights of any other shareholders of the Company, the shares of Common Stock that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;
                    (C) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B) of this clause (i), the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to other outstanding piggy-back registration rights (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such Person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and
                    (D) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C) of this clause (i) and to the extent permitted by the Company, the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.
          (d) Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to terminate or withdraw a registration statement at any time prior to the effectiveness of such registration statement, whether or not any holders of Registrable Securities have elected to include such Registrable Securities in such registration statement.
     2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time request in writing that the Company register the resale of not less than the Required Minimum of the Registrable Securities on Form S-3 (or any similar short-form registration which may be available at such time). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if (i) the Company is not eligible at such time to use a Form S-3 (or any successor form) to register such Registrable Securities, (ii) the holders propose to effect an underwritten offering, and (iii) the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for the Deferral Period; provided further, however, that the Company shall not be allowed to exercise this right more than two (2) times in any three hundred sixty-five (365)-day period. The Company shall use its reasonable best efforts to maintain each Registration Statement under this Section 2.3 effective until the first to occur of (i) the sale or transfer of all the Registrable Securities included in such Registration Statement or (ii) one hundred eighty (180) days from the effective date of such Registration Statement, which period shall be extended by the number of days in such period that the Company has advised the Demanding Holders that they cannot sell their Registrable Securities under the applicable Registration Statement as provided under Section 3.2 of this Agreement. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.
     2.4 Purchase (and Exercise) of Warrant by the Underwriters. Notwithstanding any other provision of this Agreement to the contrary, in connection with any Demand Registration or Piggy-Back Registration which is to be an underwritten offering, to the extent all or any portion of the Registrable Securities to be included in such registration consist of shares of Common Stock issuable upon exercise of any Warrant or any portion thereof, the holders of such Registrable Securities may request that the Underwriter or Underwriters purchase (and exercise) such Warrant or any portion thereof rather than require the holders of the Registrable Securities to exercise such Warrant or portion thereof in connection with such registration. If the Underwriter or Underwriters agree to purchase and exercise any such Warrant, the Company shall provide all such assistance as may be reasonably requested by the holders of Registrable Securities to facilitate any such purchase (and exercise) of any Warrant agreed to by the Underwriter or Underwriters, including, without limitation, issuing the Common Stock issuable upon the exercise of such Warrant or any portion thereof to be issued within such time period as will permit the Underwriters to make and complete the distribution contemplated by the underwriting.
3. REGISTRATION PROCEDURES.
     3.1 Filings; Information. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or Section 2.3 or includes Registrable Securities pursuant to Section 2.2, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request:
          (a) Filing Registration Statement. The Company shall, as expeditiously as reasonably possible, prepare and file, within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1 (the “Filing Deadline”), with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (a “Registration Statement”), and shall use its reasonable best efforts to cause such Registration Statement to become effective within sixty (60) days after filing and remain effective for the period required by Section 3.1(c).

          (b) Copies. The Company shall, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.
          (c) Amendments and Supplements. With respect to registrations under Sections 2.1 and 2.3, the Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the first to occur of (i) the sale or transfer of all the Registrable Securities included in such Registration Statement or (ii) one hundred eighty (180) days from the effective date of Such Registration Statement, which period shall be extended by the number of days in such period that the Company has advised the Demanding Holders that they cannot sell their Registrable Securities under the applicable Registration Statement as provided under Section 3.2 of this Agreement.
          (d) Notification. After the filing of the Registration Statement, the Company shall within two (2) Business Days notify the holders of Registrable Securities included in such Registration Statement, and confirm such advice in writing, (i) when such Registration Statement becomes effective, (ii) when any post-effective amendment to such Registration Statement becomes effective, (iii) of any stop order issued or threatened by the SEC (and the Company shall use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment.
          (e) State Securities Laws Compliance. The Company shall (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.
          (f) Agreements for Disposition. With respect to registrations under Sections 2.1 and 2.3, the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations and warranties of the Company in any underwriting agreement, which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. In connection with any Piggyback Registration, no holder of Registrable Securities included in such Registration shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.
          (g) Cooperation. With respect to registrations under Sections 2.1 and 2.3, the Company’s Chief Executive Officer, President, Chief Financial Officer, Senior Vice Presidents and any other members of management shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
          (h) Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement; provided, however, that they shall execute such confidentiality agreements as may be reasonably requested by the Company with respect to any non-public information they receive.
          (i) Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.
          (j) Earnings Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (k) Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.
     3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(d)(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(d)(iv), and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
     3.3 Registration Expenses. The Company shall pay all expenses incurred in connection with any Demand Registration pursuant to Section 2.1 and any Piggy-Back Registration pursuant to Section 2.2, and all expenses incurred in performing or complying with the Company’s obligations under this Section 3, whether or not the Registration Statement becomes effective, in each case including, but not limited to: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one legal counsel for all holders of securities included in such Registration. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by holders of Registrable Securities, which expenses shall be borne by such holders.
     3.4 Information. As a condition to including a holder’s Registrable Securities in a Registration Statement, such holder must provide such information as reasonably requested by the Company in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.
     3.5 Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A)

not filed with the SEC on or before the respective Filing Deadline or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline or (ii) on any day after the Effective Date the SEC prevents the sale of any portion of the Registrable Securities required to be included on such Registration Statement (each of clauses (i) and (ii), a “Registration Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities included (or requested to be included) in such Registration Statement, for any day or portion thereof that the Registration Failure continues for the first 90-day period immediately following such Registration Failure, an amount per month in cash equal to eight cents ($.08) multiplied by the number of Registrable Securities being requested to be registered or, if registered, remaining to be sold; provided, that the amount of such damages shall increase by an additional amount equal to eight cents ($.08) multiplied by the number of Registrable Securities being requested to be registered with respect to each subsequent 90-day period until all Registration Failures have been cured. The payments to which a holder shall be entitled pursuant to this Section 3.5 are referred to herein as “Registration Delay Payments”. Registration Delay Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Delay Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.
     3.6 Obligation to Maintain Effectiveness of Registration Statement When not Registrable Securities. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to file or maintain the effectiveness of any Registration Statement covering Registrable Securities at any time after such Securities shall cease to be Registrable Securities (e.g. when such Securities shall become transferable under Rule 144(k) or any successor regulation).
4. INDEMNIFICATION AND CONTRIBUTION.
     4.1 Indemnification by the Company. To the extent permitted by law, the Company agrees to indemnify and hold harmless (i) Bison (including its general and limited partners) and each holder of Registrable Securities, and (ii) the respective officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls Bison or any holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Bison Indemnified Party”), from and against any loss, claim, damage or liability and any action in respect thereof to which any Bison Indemnified Party may become subject under the Securities Act or the Exchange Act or any other statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (a) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed in connection with the sale of Registrable Securities, whether or not such statement is incorporated by reference in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, (b) any omission or alleged omission to state a material fact required to be stated in any Registration Statement or prospectus or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (c) any violation by the Company of any Federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration. The Company also shall promptly, but in no event more than ten (10) Business Days after request for payment, pay directly or reimburse each Bison Indemnified Party for any legal and other expenses incurred by such Bison Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification provided above in this Section 4.1.
     The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder of Registrable Securities included in any registration for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with information related to such holder furnished in writing by such holder expressly for use in connection with such registration, nor shall the Company be liable to any holder of Registrable Securities included in any registration for any loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities delivered in writing by such holder after the Company had provided written notice to such holder that such Registration Statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such holder that such Registration Statement or prospectus contained such omission or alleged omission.
     4.2 Indemnification by Holders of Registrable Securities. To the extent permitted by law, each holder of Registrable Securities shall indemnify and hold harmless the Company, its officers, directors, partners, members and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriters, from and against any loss, claim, damage or liability and any action in respect thereof to which any of the foregoing persons may become subject under the Securities Act or the Exchange Act or any other statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, to the extent that such loss, claim, damage, liability or action is in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with any Registration Statement or prospectus relating to Registrable Securities of such holder included in any registration, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that in no event shall any indemnity obligation under this Section 4.2 exceed the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable

Securities which gave rise to such indemnification obligation under such Registration Statement or prospectus. The indemnification obligation of each holder of Registrable Securities hereunder shall be joint and not several.
     4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
     4.4 Contribution. If the indemnification provided for in the foregoing Sections 4.1 and 4.2 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5. UNDERWRITING AND DISTRIBUTION.
     5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC.
6. MISCELLANEOUS.
     6.1 Other Registration Rights. The Company represents and warrants that, except as provided in that certain Amended and Restated Registration Rights Agreement dated March 3, 2006 by and among the Company and its shareholders immediately prior to its initial public offering (the “Existing Agreement”), no Person has any right to require the Company to register any shares of the Company’s Capital Stock for sale or to include shares of the Company’s Capital Stock in any registration filed by the Company for the sale of shares of Capital Stock for its own account or for the account of any other Person.
     6.2 Successors and Assigns. The rights and obligations of Bison under this Agreement with respect to the registration of Registrable Shares may be assigned by Bison in connection with the sale of such Shares provided that each such assignee shall execute and deliver written instrument in form and substance satisfactory to the Company agreeing to be bound by the obligations of the assignor hereunder. The rights and obligations of the Company hereunder may not be assigned.

     6.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Bison:	Bison Capital Equity Partners II, LP
10877 Wilshire Blvd., Suite 1520
Los Angeles, California 90024
Attention: Douglas B. Trussler
Telephone: (310) 260-6570
Facsimile: (310) 260-6576

With a copy (which shall not constitute notice) to:	Sheppard, Mullin, Richter & Hampton, LLP 333 South Hope Street, 48th Floor Los Angeles, California 90071-1448 Attention: David H. Sands, Esq. Facsimile: (213) 443-2743

If to any assignee of Bison:	At such assignee’s address as shown on the books of the Company.

If to the Company:	General Finance Corporation
260 S. Los Robles, Suite 217
Pasadena, California 91101
Attention: John O. Johnson
Facsimile: (626) 795-8090

With a copy (which shall not constitute notice) to:	Troy & Gould P.C. 1801 Century Park East, 16th Floor Los Angeles, California 90067 Attention: Alan B. Spatz, Esq. Facsimile: (310) 789-1431
     or at such other address or addresses as Bison, such assignee or the Company, as the case may be, may specify by written notice given in accordance with this Section.
     6.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.6 Descriptive Headings, Construction and Interpretation. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.
     6.7 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     6.8 Remedies. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Bison or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts, and all fees, costs and expenses of appeals, incurred by Bison or any other holder of Registrable Securities in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
     6.9 Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).
     6.10 Termination. This Agreement shall terminate at such time as there shall no longer be any Registrable Securities unless at such date there shall be in effect a Registration Statement covering such Registrable Securities, in which event this Agreement shall terminate upon the first to occur of the sale or transfer of all such remaining Registrable Securities pursuant to such Registration Statement or the withdrawal of such Registration Statement. If any Registrable Securities shall have been sold or transferred pursuant to a Registration Statement pursuant to this Agreement, the termination of this Agreement shall not terminate the rights and obligations of the parties under Section 4 of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

“PURCHASER”

BISON CAPITAL AUSTRALIA, L.P., a Delaware limited partnership

By: BISON CAPITAL AUSTRALIA GP, LLC, its general partner

By:	/s/ Douglas B. Trussler
	Name:	Douglas B. Trussler
	Title:	Managing Member

“GFN” GENERAL FINANCE CORPORATION
By:	/s/ John O. Johnson
	Name:	John O. Johnson
	Title:	Chief Operating Officer